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                                                                    EXHIBIT 23.2






                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Beverly Enterprises, Inc. Non-Employee Directors' Stock Option Plan of our report dated February 5, 2001, with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                                  /s/ ERNST & YOUNG LLP





         July 25, 2001

         Little Rock, Arkansas